Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4 and the related prospectus of our report dated March 24, 2016 relating to the consolidated financial statements of Brekford Corp. for the year ended December 31, 2015 and to reference to us under the heading “Experts” in such Registration Statement.

/s/ Stegman & Company
Stegman & Company

Baltimore, Maryland
February 10, 2017

Suite 100, 405 East Joppa Road  Baltimore, Maryland 21286 - 410-823-8000 - 1-800-686-3883 - Fax: 410-296-4815 - www.stegman.com

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